UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2008

(Date of Report: Date of earliest event reported)

Interline Resources Corporation

(Exact name of registrant as specified in its charter)

Utah

0-18995

87-0461653

             (State or other jurisdiction                    (Commission File Number)                        (IRS Employer ID No.)

     of incorporation)

160 West Canyon Crest Road, Alpine Utah 84004

(Address of principal executive office)

Registrant's telephone number, including area code: (801) 756-3031

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement.

Amended Promissory Note

Interline Resources Corporation, a Utah corporation (the “Interline”) subsidiary Northcut Refining, LLC, a Wyoming limited liability company (“Northcut Refining”) has entered into an amended promissory note dated October 27, 2008, in the amount of sixteen million two hundred thousand dollars ($16,200,000) (the “Amended Note”) and related documents.  Under the terms of the Amended Note, Interline’s subsidiary Northcut Refining borrowed an additional three million five hundred thousand dollars ($3,500,000) from Private Capital Group, Inc. (“PCG”) increasing its indebtedness to sixteen million two hundred thousand dollars ($16,200,000) to Private Capital Group, Inc.  The discussion of the Amended Note and related documents is qualified in its entirety by the more detail documents attached as exhibits to this filing.

The Amended Note bears interest at twenty four percent (24%) per annum and is secured by all of Northcut Refining’s assets including it oil topping plant and related equipment and the assets of Interline.   Under the terms of the Amended Note, it matures on August 1, 2009.  Interest payments are required to be made on December 1, 2008 in the amount of two hundred fifty thousand dollars ($250,000) and on or before January 1, 2009, an additional two hundred fifty thousand dollars ($250,000) interest payment is due.   On or before February 1, 2009, all unpaid interest, which is estimated to be four million three hundred nineteen thousand six hundred five dollars and forty eight cents ($4,319,605.48) must be paid.  Commencing on March 1, 2009 and on the first day of each month thereafter, all other accrued interest one month in arrears must be paid.  The entire note and all unpaid interest must be paid by or on August 1, 2009.  A late charge  of four percent (4%) is applied to any payments not received within five days of its due date.  In connection with entering into the Amended Note, Northcut Refining and Interline have entered into amendment to the original deed of trust related to the notes securing the Amended Note with all of their assets.

The funds from the Amended Note will, in part, be used to pre-pay for crude oil for Northcut Refining’s oil topping plant with two million dollars ($2,000,000) being used to buy the crude oil.  All loan amounts go to Northcut Refining with Interline only providing a pledge of assets and not receiving any funds from the loan. Even with the additional capital, Interline and its subsidiary Northcut Refining still need additional capital to continue to operate and stay in business.   Interline and Northcut Refining have had extreme difficulty in raising capital from operations and have found traditional financing sources such as banks very reluctant to provide capital.  In light of the current economic climate and the current liquidity crises facing companies in the United States, Interline and Northcut Refining anticipate they will continue to find it difficult to raise capital and any financing may be very expensive if even available.  Without additional financing, it will be difficult for Interline and Northcut Refining to meet past due and ongoing obligations and start commercial production at Northcut Refining’s oil topping plant. Until additional financing can be obtained, Interline and Northcut Refining will have to make difficult choices with their available resources including deciding whether to bring Interline current in its SEC reporting which will require paying out funds to outside sources such as our auditor at the expense of paying employees.  Without future funding it will be difficult to meet ongoing interest payments or ongoing operating cost making it likely Interline would not be able to stay in business.  Future financing is also required to pay the Amended Note when it matures.

As part of the additional financing, PCG agreed to enter into a forbearance agreement to provide more time for Northcut Refining and Interline to arrange additional financing to pay the prior note and Amended Note.  The forbearance agreement delays collection efforts until January 30, 2009, unless Northcut Refining is in default prior to such time, which would include failing to make any interest payment.

Interline as part of the financing also agreed to amend two stock options for fifty thousand (50,000) shares each to Westcoast Lending Group, Inc.  Under the terms of the amended options the exercise price of the options was reduced to fifty cents ($0.50) per share.  The options have a term of five years.  In addition to the amendments to the stock options, Interline agreed to a conditional grant of stock to Robert Conte.  Mr. Conte provided part of the capital loaned by PCG.  Under the conditional grant of stock to Mr. Conte, if the daily closing price of Interline’s stock does not equal or exceed one dollar and sixty cents ($1.60) during any thirty (30) day consecutive period from October 21, 2008 until April 21, 2010, Interline will issues shares of Interline’s common stock to Mr. Conte valued equivalent to the difference for 377,000 shares at one dollar and sixty cents ($1.60) and the average closing price for the six (6) months period between October 21, 2009 and April 21, 2010.

Ownership of Northcut Refining, LLC

With the current difficulty in obtaining financing, Interline was forced to dilute its ownership interest in Northcut Refining (“Membership Interest”) which is the owner of oil topping plant from seventy-five percent (75%) to sixty-eight percent (68%).  As part of this reduction in ownership, Interline agreed to transfer a three percent (3%) Membership Interest to Northcut Holdings, LLC.  The transfer is subject to several conditions including Interline not purchasing Northcut Holdings or PCG Midstream’s interest in Northcut Refining, as set forth below.

As part of the negotiations on the additional financing, Interline negotiated the right to purchase Northcut Holdings’ seventeen percent (17%) Membership Interest in Northcut Refining for a purchase price of one million five hundred thousand dollars ($1,500,000).  The purchase must be completed by January 31, 2009.  The purchase of the seventeen percent (17%) would increase Interline’s Membership Interest to eighty-five percent (85%).  Additionally, Interline negotiated the right to purchase from PCG Midstream a ten percent (10%) Membership Interest in Northcut Refining.   The purchase would be in two parts.  Interline shall have the right to purchase a five percent (5%) Membership Interest in Northcut Refining from PCG Midstream for one hundred thousand dollars at any time within one (1) year after PCG Midstream has received from Northcut Refining three million four hundred thousand dollars ($3,400,000) in distributions of available cash.  Interline shall have the right to purchase a second five percent (5%) Membership Interest in Northcut Refining for one hundred thousand dollars ($100,000) at any time within one (1) year after PCG Midstream has received from Northcut Refining six million eight hundred thousand dollars ($6,800,000) in distributions of available cash.  If Interline is able to purchase all the interest under the purchase agreements, Interline’s ownership of Northcut Refining would increase to ninety-five percent (95%).

Operation of Northcut Refining

As part of the negotiations on the financing, Interline amended its management services agreement with Northcut Refining to provide a management fee of sixty thousand dollars ($60,000) per month commencing November 1, 2008.  Additionally, Northcut Refining retained Enloe Enterprises, Inc. to assist in future funding and agreed to pay them fifteen thousand dollars ($15,000) per month.  The law offices of Burke Shumway & Associates, LLP were also retained at the rate of two thousand five hundred dollars ($2,500) per month to act as controller of Northcut Refining.

ITEM 9.01 Exhibits

(d) Exhibits.

Exhibit No.

Title

1.1

Amended Promissory Note

1.2

Second Amendment to Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement

1.3

First Amendment to Operating Agreement of Northcut Refining, LLC

1.4

First Amendment to Management Services Agreement

1.5

Limited Liability Company Membership Interest Purchase Agreement-PCG

1.6

Limited Liability Company Membership Interest Purchase Agreement-Northcut Holdings

1.7

Forbearance Agreement

1.8

Amended Stock Option Grant

1.9

Amended Stock Option Grant

1.10

Conditional Grant of Stock

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Interline Resources Corporation

By: _________________________________________

/s/

Date: November 3, 2008

       Michael R. Williams, Chief Executive Officer, President